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                                                                    EXHIBIT 5.1
                            MORGAN, LEWIS & BOCKIUS
PHILADELPHIA                   COUNSELORS AT LAW                   WASHINGTON
NEW YORK                    801 SOUTH GRAND AVENUE                 LOS ANGELES
MIAMI                         TWENTY-SECOND FLOOR                  HARRISBURG
PRINCETON             LOS ANGELES, CALIFORNIA 90017-4615           NEWPORT BEACH
LONDON                     TELEPHONE (213) 612-2500                BRUSSELS
FRANKFURT                     FAX: (213) 612-2554                  TOKYO



                                                      June 26, 1995

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, Nevada 89128

     Re: Issuance of Shares Pursuant to Registration Statement on Form S-4

Ladies and Gentlemen:

  We have acted as counsel to Sierra Health Services, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of 4,168,835 shares of the Company's Common Stock, par value $.005 per share (the "Shares"). The shares are being registered in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 12, 1995, among the Company, Health Acquisition Corp. and CII Financial, Inc. (the "Merger Agreement").

  In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation, as amended to the date hereof, of the Company, (b) the By-Laws, as amended to the date hereof, of the Company, (c) the Merger Agreement and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

  Based on the foregoing, we are of the opinion that the Shares to which the Registration Statement relates have been duly authorized by the Company and that the Shares, when issued and the consideration therefor is received by the Company as contemplated by the Merger Agreement, will be duly and validly issued and fully paid and non-assessable.

  We express the opinion above as members of the Bar of the State of Nevada and express no opinion as to any laws other than the laws of that state.

  We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are among the class of persons whose consent is required under the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          Morgan, Lewis & Bockius